Exhibit 99.1

Financial Contact:

Josh Hirsberg

(702) 792-7234

joshhirsberg@boydgaming.com

Media Contact:

Rob Meyne

(702) 792-7353

robmeyne@boydgaming.com

BOYD GAMING CORPORATION ANNOUNCES OFFERING OF

$300 MILLION OF SENIOR NOTES DUE 2020

LAS VEGAS — MAY 31, 2012 — Boyd Gaming Corporation (NYSE: BYD) today announced that it is offering $300 million aggregate principal amount of 8-year senior notes in a private placement transaction, subject to market and certain other conditions. The senior notes will be fully and unconditionally guaranteed by certain of the Company’s current and future domestic restricted subsidiaries.

Subject to the satisfaction of certain conditions, the Company intends to use the net proceeds from the offering to repay a portion of the outstanding revolving balance on its bank credit facility or for general corporate purposes.

The senior notes being offered have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws or blue sky laws, and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or available exemptions from the registration requirements. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy the senior notes.

Forward-Looking Statements

Except for historical information contained herein, the matters set forth in this release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in the Company’s safe harbor compliance statement for forward-looking statements included in the Company’s recent filings, including Forms 10-K, 10-Q and 8-K, with the Securities and Exchange Commission. In particular, there can be no assurances that the offering of the senior notes will be consummated.

###